Exhibit 99.1
FOR IMMEDIATE RELEASE:

CONTACT	TSC

Timothy Rogers	55 East Monroe Street
Chief Financial Officer	Suite 2600
Technology Solutions Company	Chicago, Illinois 60603
(O) 312-228-4500	(O) 312-228-4500
Tim_rogers@techsol.com
Technology Solutions Company Announces Sale of
Business Unit
Chicago — January 6, 2009 — Technology Solutions Company (NASDAQ: TSCC) announced today it has closed on the sale, effective December 31, 2008, of its Customer Value Creation (“CVC”) practice – the remaining non-healthcare focused portion of its business – to Illinois-based Valkre Solutions, Inc. for $0.4 million. In addition, the Company announced it will implement a series of additional cost reduction efforts in an effort to better align costs with demand.
ABOUT Technology Solutions Company
Technology Solutions Company (TSC) is a software and services firm providing business solutions. TSC serves the healthcare industry through tailored business solutions. For more information, please visit www.techsol.com.
CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS
This press release contains or may contain certain forward-looking statements concerning TSC’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although TSC believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. TSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, TSC’s ability to manage decreased revenue levels; TSC’s need to attract new business and increase revenues; TSC’s declining cash position; TSC’s ability to manage costs and headcount relative to expected revenues; TSC’s ability to successfully introduce new product and service offerings; TSC’s ability to successfully introduce its new Exogen business subsidiary; TSC’s dependence on a limited number of clients for a large portion of its revenue; the potential loss of significant clients; TSC’s ability to attract new clients and sell additional work to existing clients; TSC’s ability to attract and retain employees; the rapidly changing nature of information technology services, including TSC’s ability to keep pace with technological and market changes and its ability to refine and add to existing service offerings; the lack of shareholder approved stock options available for grants by TSC to retain existing employees; and changing business, economic or market conditions and changes in competitive and other factors, all as more fully described herein and in TSC’s filings with the Securities and Exchange Commission, press releases and other communications. Forward-looking statements are not guarantees of performance. Such forward-looking statements speak only as of the date on which they are made and, except as may be otherwise required by law, TSC does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If TSC does update or correct one or more forward-looking statements, investors and others should not conclude that TSC will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.